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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                          Date of Report JUNE 2, 1995

                           HARKEN ENERGY CORPORATION

            (Exact name of registrant as specified in its charter)





         DELAWARE                             0-9207                                95-2841597
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(State or other jurisdiction of       (Commission File Number)        (I.R.S. Employer Identification No.)
incorporation or organization)


 5605 N. MacArthur Blvd, Suite 400, Irving, Texas                                      75038
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(Address of principal executive offices)                                             (Zip Code)



Registrant's telephone number, including area code                                       (214)753-6900
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                                              N/A
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                  (Former Name or Former Address, if changed Since Last Report)

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Item 1.  N/A

Item 2. Acquisition of Search Exploration, Inc. Harken Energy Corporation announced that the proposed merger with Search Exploration, Inc. ("Search") was formally completed and closed as of May 22, 1995. This merger was approved by a majority of the Search stockholders at their special meeting held May 22, 1995 in Dallas.

         Search is primarily engaged in the domestic exploration for, and development and production of oil and gas reserves. Pursuant to the Merger Agreement, signed in November 1994, (a) each outstanding share of Search common stock was converted into the right to receive that number of shares of Harken common stock determined by dividing $0.8099 by the average of the closing sales price of a share of Harken common stock on the American Stock Exchange over the 30 days immediately preceding the date that is five trading days prior to the consummation of the merger, subject to certain restrictions ("the Average Trading Price"); (b) each outstanding share of Search Series 1993 Redeemable Preferred Stock was converted into the right to receive that number of shares of Harken common stock determined by dividing $1.00 by the Average Trading Price and (c) certain promissory notes to be issued by Search were, by their terms, converted into the right to receive that number of shares of Harken common stock determined by dividing the principal amount of each note by the Average Trading Price. In addition, the holders of Search common stock, certain notes and overriding royalty interests in certain properties of Search received a non-transferable right to receive additional shares in the future, if any, of Harken common stock or, under certain circumstances, cash, based upon the increase that may subsequently be realized in the value of a group of undeveloped leases and properties of Search. The Registration Statement covering the shares of Harken common stock to be issued pursuant to the merger with Search was approved by the Securities and Exchange Commission in April 1995. The merger with Search will be accounted for under the purchase method of accounting.

         As of December 31, 1994, Search had proved reserves of approximately 19,000 barrels of oil and 1,298,000 mcf of gas with a net present value of approximately $1,513,000 and had gross revenue interests in 42 productive wells, none of which were operated by Search.


Item 3.  N/A

Item 4.  N/A

Item 5.  N/A

Item 6.  N/A

Item 7. (a.) Financial Statements and Pro Forma Financial Information. Audited financial statements of Search Exploration, Inc., along with pro forma financial statements of Harken reflecting the acquisition, are included in Appendices H and G, respectively, of the Form S-4, as amended, which was filed April 12, 1995 and which is incorporated by reference.

         (b.) Exhibit. Form S-4 Registration Statement No. 33-58265, as amended, as filed on April 12, 1995 with the Securities and Exchange Commission.

Item 8.  N/A
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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                Harken Energy Corporation
                                        ----------------------------------------
                                                      (Registrant)





Date: June 2, 19955                     /s/ Bruce N. Huff
                                        ----------------------------------------
                                            Bruce N. Huff, Senior Vice President
                                            and Chief Financial Officer